Exhibit 5.1

WOO YUN KANG JEONG & HAN

Attorneys at Law

Textile Center 12th Floor	Telephone: (82-2) 528-5200
944-31 Daechi-dong, Gangnam-gu	Facsimile: (82-2) 528-5228
Seoul 135-713	E-mail: mail@wooyun.co.kr
Korea	Website: www.wooyun.co.kr

[                    ], 2005

SK Telecom Co., Ltd.

11 Euljiro 2-ga

Jung-gu

Seoul 100-999 Korea

Ladies and Gentlemen:

We have acted as special Korean counsel to SK Telecom Co., Ltd. (the “Company”) in connection with the preparation and filing with the United States Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”) of the Company’s registration statement on Form F-3 (the “Registration Statement”) relating to the sale, as set forth in the Registration Statement, the form of prospectus contained therein (the “Prospectus”) and one or more supplements to the prospectus, of American Depositary Shares (the “ADSs”), each representing one-ninth of one share of the Company’s common stock, par value Won 500 per share. The shares of the Company’s common stock represented by the ADSs are hereinafter called the “Shares”.

We have reviewed the originals or copies, certified or otherwise identified to our satisfaction of such instruments and other documents, and we have made such investigations of law, as we have deemed appropriate as a basis for the opinion expressed below. In such examination, we have assumed without independent verification, (i) the genuineness of all signatures, stamps and seals, the legal capacity of natural persons, the authenticity, accuracy and up-to-datedness of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as certified or photostatic copies thereof, and (ii) that the statements in the official registries, records, certificates and any other documents issued by the Korean court or governmental or regulatory agency or body are true and correct.

Based upon the foregoing and subject to the qualifications set forth below, we are of the opinion that all the outstanding Shares have been validly issued, fully paid and non-assessable.

This opinion is strictly limited to the matters addressed herein and may not be read as an opinion with respect to any other matter. This opinion is confined to and

WOO YUN KANG JEONG & HAN

[                    ], 2005

given on the basis of Korean law as currently in effect and we do not pass upon and we express no opinion in respect of those matters governed by or construed in accordance with the laws of any jurisdiction other than Korea.

We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the use of our name under the heading “Validity of the Securities” in the Registration Statement. In giving this consent, we do not thereby concede that we come within the category of person whose consent is required by the Securities Act or the rules and regulations promulgated thereunder.

Very truly yours,
Woo Yun Kang Jeong & Han